THIRD AMENDMENT OF SERVICES AND EMPLOYEE LEASING AGREEMENT

THIS THIRD AMENDMENT OF AGREEMENT ("Amendment") is made as of October 1st, 2011, by and between MJI Resource Management Corp., an Arizona corporation ("MJI"), and Silverhorn Mining Ltd., a Delaware corporation ("SVH")(collectively, the "Parties").

BACKGROUND

The Parties hereto entered into that certain **SERVICES AND EMPLOYEE LEASING AGREEEMENT** dated June 1, 2011 (the "Agreement"). The Parties have agreed to amend the Agreement.

AMENDMENT

NOW, THERFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the Parties agree to amend the Agreement as follows:

<u>SECTION 1. SERVICES</u> is amended to read as follows:

> **"1. SERVICES AND ASSOCIATED EXPENSES**
>
> 1.1 *Payment for Services and Expenses*. For the duration of the Term, MJI will provide the Services to SVH in accordance with the terms and provisions specified in Schedule A to this Agreement (and such other services as may be agreed between MJI and SVH from time to time). In exchange for the Services and Associated Expenses, in addition to such other amounts payable by SVH to MJI hereunder, SVH shall pay to MJI the amount of Twenty Five Thousand Dollars ($25,000.00) per month (the "Services Fee") for the duration of the Term; provided, however, that the Services Fee shall be appropriately adjusted for any additional services to be provided by MJI (as agreed by the parties) or associated expenses, or upon the termination of this Agreement, as the case may be."

<u>Section 3.1 Term</u> is amended to read as follows:

> *3.1 Term.* This Agreement shall commence on the date hereof and shall continue for a period of Five (5) years (the "Term").
>
> *3.2 Termination.*
>
> > *3.2.1* **Automatic Termination.** This Agreement shall terminate automatically upon the earlier to occur of: (1) expiry of the Term, or (ii) the termination of the leasing arrangement with respect to all of the Leased Employees in accordance with the terms and conditions of this Agreement.

3.2.2 **By MJI**. MJI may at any time during the term of this Agreement give written notice to SVH that the engagement of MJI hereunder shall terminate one hundred and eighty (180) days following the delivery of that notice upon expiry of such period. This notice may be waived by SVH in whole or in part. MJI shall be paid any agreed amounts accruing to the end of the notice period and shall not be entitled to any further payments with regard to the Services or the termination of this Agreement following the on hundred and eight (180) day period.

3.2.3 **By SVH**. SVH may at any time during the term of this Agreement give written notice to the Contractor that the engagement of MJI hereunder shall terminate one hundred and eighty (180) days following the delivery of that notice upon expiry of such notice period. This notice may be waived by MJI in whole or in part. MJI shall be paid any agreed amounts accruing to the end of the notice period and shall not be entitled to any further payments with regard to the Services or the termination of this Agreement following the on hundred and eight (180) day period.

3.2.4 **Termination for Cause**. In addition to the foregoing, either party may at any time immediately terminate this Agreement in the event of a material breach by the other party of the terms hereof which breach, if capable of remedy, shall not have been remedied within thirty (30) days following the date upon which notice of the material breach shall have been served.

Schedule A is amended to read as follows:

SERVICES
Accounting
General legal counsel
Logistical support
Resource location
Claim mapping, staking, maintenance and filing services
Day labor
General office support

ASSOCIATED EXPENSES
General administrative costs
Rent
Utilities
Telephone
Employee fringe benefits
Supplies
Nonreimbursed expenses

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

MJI Resource Management Corp.

____

Monty Madison
President

Silverhorn Mining Ltd.

____

Daniel Bleak
CEO